                                                                     Exhibit 3.1

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "OMEGA CABINETS, LTD.", A IOWA CORPORATION,

     WITH AND INTO "OMEGA MERGER CORP." UNDER THE NAME OF "OMEGA CABINETS, LTD.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF JUNE, A.D. 1994, AT 10:01 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                     /s/ William T. Quillen
                                    --------------------------------------
                                    William T. Quillen, Secretary of State

                                    AUTHENTICATION: 7153167
                                    DATE: 06-17-94

                             CERTIFICATE OF MERGER

                                      OF

                             OMEGA CABINETS, LTD.
                             (an Iowa corporation)

                                     INTO

                              OMEGA MERGER CORP.
                           (a Delaware corporation)
                           ------------------------

                          Pursuant to Section 252(c)
                          of the General Corporation
                         Law of the State of Delaware
                           ------------------------

It is hereby certified that :

     1. The constituent business corporations participating in the merger herein certified are:

         (i) Omega Merger Corp., which is incorporated under the laws of the State of Delaware ("Omega Mergerco"); and

         (ii) Omega Cabinets, Ltd., which is incorporated under the laws of the State of Iowa ("Omega").

     2. A Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 252(c) of the General Corporation Law of the State of Delaware ("GCL"), to wit, by Omega Mergerco in the same manner as provided in Section 251 of the Delaware GCL and by Omega in accordance with the laws of the State of Iowa.

     3. The name of the surviving corporation in the merger herein certified is Omega Merger Corp., which will continue its existence as the surviving corporation under the name Omega Cabinets, Ltd. upon the Effective Date of said merger pursuant to the provisions of the laws of the State of Delaware.

     4. That as of the Effective Date of the merger Article FIRST of the Certificate of Incorporation of Omega Mergerco shall be amended in its entirety to read "The name of the corporation is Omega Cabinets, Ltd." Except as so amended, the Certificate of Incorporation of Omega Mergerco, as in effect immediately prior to the Effective Date of the merger, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Date of the merger, until amended as provided therein and in accordance with the GCL.

     5. An executed copy of the Plan of Merger is on file at the principal place of business of Omega Cabinets, Ltd. (1205 Peter Drive, Waterloo, Iowa 50703).

     6. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The effective date of the merger herein certified in the State of Delaware, insofar as the provisions of the GCL govern such effective date, shall be the date of filing of the Certificate of Merger with the Secretary of State (the "Effective Date").

     IN WITNESS WHEREOF, Omega Mergerco has caused this Certificate to be executed this 17th day of June, 1994.

                                    OMEGA MERGER CORP



                                    By: /s/ Thomas J. Formolo
                                       ------------------------------------
                                       Thomas J. Formolo, Vice President

ATTEST:



/s/ S. Michael Peck
------------------------------------
S. Michael Peck, Assistant Secretary

                               State of Delaware

                       Office of the Secretary of State
                       --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "OMEGA MERGER CORP.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 1994, AT 12:45 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.





                                     /s/ William T. Quillen
                                    --------------------------------------
                                    William T. Quillen, Secretary of State

                                    AUTHENTICATION: 7127719
                                    DATE: 05-23-94

                         CERTIFICATE OF INCORPORATION

                                      OF

                              OMEGA MERGER CORP.

          FIRST:    The name of the corporation is: OMEGA MERGER CORP.

          SECOND:   The address of its registered office in the State of
Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time ("GCL").

          FOURTH:   The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,000 shares of Common Stock, $0.01 par value.

          FIFTH:    The name and mailing address of the incorporation is
S. Michael, c/o Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.

          SIXTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          SEVENTH:  The election of directors need not be by written ballot.

          EIGHT:    Indemnification.
                    ----------------

          (a)   Right to Indemnification.  Each person who was or is made a
                ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph (b)
                    -------- -------
hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of
--------  -------
Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the ARTICLE EIGHTH or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustee.

           (b)  Right of Claimant to Bring Suit. If a claim under paragraph (a)
                --------------------------------
of this ARTICLE EIGHTH is not paid in full by the Corporation within thirty days after written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation and as to any such other action as to which it shall not be a defense) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (c)  Non-Exclusivity of Rights.  The rights to indemnification and
                -------------------------
the payment of expenses incurred in connection with a Proceeding in advance of its final disposition conferred in this ARTICLE EIGHTH shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

           (d)  Insurance.  The Corporation may purchase and maintain insurance,
                ---------
at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or another Corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this ARTICLE EIGHTH), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

           (e)  Impairment of Existing Rights.  Any repeal or modification of
                -----------------------------
this ARTICLE EIGHTH shall not impair or otherwise affect any rights, or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of the facts.

           (f)  Construction and Presumption.  This ARTICLE EIGHTH shall be
                ----------------------------
liberally construed in favor of indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this ARTICLE EIGHTH is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

           (g)  Confidentiality.  Any finding that a person asserting a claim
                ---------------
for indemnification pursuant to this ARTICLE EIGHTH is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall to be disclosed to any third party.

           (h)  Severability.  If any provision of this ARTICLE EIGHTH shall be
                ------------
deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this ARTICLE EIGHTH which are not invalid or unenforceable.

           NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          THE UNDERSIGNED, being the incorporator hereinabove named, for the purposes of forming a corporation pursuant to the GCL, does hereunto set his hand this 23rd day of May, 1994.



                                         /s/ S. Michael Peck
                                         ------------------------------
                                         S. Michael Peck, Incorporator